UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________
FORM 8-K
________________________

Current Report
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 25, 2021
________________________
General Finance Corporation
(Exact Name of Registrant as Specified in its Charter)
________________________
Delaware
 (State or Other Jurisdiction of Incorporation)

001-32845	32-0163571
(Commission File Number)	(I.R.S. Employer Identification No.)

39 East Union Street
Pasadena, California	91103
(Address of Principal Executive Offices)	(Zip Code)
(626) 584-9722
 (Registrant’s Telephone Number, Including Area Code)
 ________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (See General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, $0.0001 par value	GFN	NASDAQ Global Market

9.00% Series C Cumulative Redeemable Perpetual Preferred Stock (Liquidation Preference $100 per share)	GFNCP	NASDAQ Global Market

7.875% Senior Notes due 2025	GFNSZ	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

EXPLANATORY NOTES
Certain References

References to “we,” “us,” “our” or the “Company” refer to General Finance Corporation, a Delaware corporation (“GFN”), and its consolidated subsidiaries. These subsidiaries include GFN U.S. Australasia Holdings, Inc., a Delaware corporation (“GFN U.S.”); GFN Insurance Corporation, an Arizona corporation (“GFNI”); GFN North America Leasing Corporation, a Delaware corporation (“GFNNA Leasing”); GFN North America Corp., a Delaware corporation (“GFNNA”); GFN Realty Company, LLC, a Delaware limited liability company (“GFNRC”); GFN Manufacturing Corporation, a Delaware corporation (“GFNMC”), and its subsidiary, Southern Frac, LLC, a Texas limited liability company (collectively “Southern Frac”); Pac-Van, Inc., an Indiana corporation, and its Canadian subsidiary, PV Acquisition Corp., an Alberta corporation (collectively “Pac-Van”); and Lone Star Tank Rental Inc., a Delaware corporation (“Lone Star”); GFN Asia Pacific Holdings Pty Ltd, an Australian corporation (“GFNAPH”) and its Australian and New Zealand subsidiaries (collectively, “Royal Wolf”).

i

As previously disclosed in the Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) by General Finance Corporation (the “Company”) on April 16, 2021, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”), dated April 15, 2021, by and among the Company, United Rentals (North America), Inc., a Delaware corporation (“URNA”) and UR Merger Sub VI Corporation, a wholly owned subsidiary of URNA (“Merger Sub”).

Item 2.01. Completion of Acquisition or Disposition of Assets.

Pursuant to the Merger Agreement, on April 26, 2021, Merger Sub commenced a cash tender offer (the “Offer”) to acquire any and all of the outstanding shares of the Company’s common stock, par value $0.0001 per share (the “Shares”), at a price of $19.00 per Share (the “Offer Price”), net to the holder thereof in cash, without interest and subject to any required withholding of taxes, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated April 26, 2021 (as amended or supplemented), and the related letter of transmittal.

The Offer expired at 12:00 midnight, New York time, at the end of the day of Friday, May 21, 2021 (the “Expiration Time”), as scheduled, and was not extended. Continental Stock Transfer & Trust Company, LLC, the depositary and paying agent in the Offer (the “Depositary and Paying Agent”), advised Merger Sub that, as of the Expiration Time, a total of 27,625,450 Shares (excluding Shares with respect to which notices of guaranteed delivery were delivered) had been validly tendered and not withdrawn pursuant to the Offer, representing approximately 91.4% of the outstanding Shares. The Depositary and Paying Agent also advised URNA and Merger Sub that, as of the Expiration Time, it received notices of guaranteed delivery with respect to 156,352 additional Shares, representing approximately 0.5% of the outstanding Shares.

As a result, on May 24, 2021, Merger Sub accepted for payment (such time of acceptance for payment, the “Offer Acceptance Time”) all such Shares validly tendered and not withdrawn pursuant to the Offer on or prior to the Expiration Time, and payment for such Shares will be made promptly to the Depositary and Paying Agent, which will act as agent for tendering stockholders for the purpose of receiving payments for tendered Shares and transmitting such payments to tendering stockholders whose Shares have been accepted for payment, in accordance with the terms of the Offer.

On May 25, 2021, pursuant to the terms of the Merger Agreement, Merger Sub merged with and into the Company, with the Company continuing as the surviving corporation (the “Merger”). Upon completion of the Merger, the Company became a subsidiary of URNA. The Merger was effected without a vote or meeting of the Company stockholders pursuant to Section 251(h) of the Delaware General Corporation Law (the “DGCL”). At the effective time of the Merger (the “Effective Time”), each Share issued and outstanding immediately prior to the Effective Time (other than (i) Shares owned by any stockholders who properly exercised their appraisal rights under Section 262 of the DGCL in connection with the Merger, and (ii) Shares owned by the Company, URNA or Merger Sub, which Shares will be cancelled and cease to exist) was automatically cancelled and converted into the right to receive an amount in cash equal to the Offer Price, net to the holder thereof in cash, without interest, less any applicable withholding of taxes.

Pursuant to the terms of the Merger Agreement, at the Effective Time, (1) each outstanding option to purchase Shares granted under the Company’s Amended and Restated 2014 Stock Incentive Plan and 2009 Stock Incentive Plan, in each case, as amended from time to time (collectively, the “Stock Plans” and, such option, a “Company Option”) whether vested or unvested, were cancelled and entitled the holder thereof to receive (without interest), an amount in cash equal to the product of (x) the number of Shares subject to such Company Option immediately prior to the Effective Time multiplied by (y) the excess, if any, of (A) the Offer Price over (B) the exercise price per Share of such Company Option, less applicable taxes required to be withheld with respect to such payment; (2) any vesting conditions applicable to each outstanding award of Shares of restricted stock granted under the Stock Plans (“Company Restricted Stock”) accelerated in full and were converted into, and became exchanged for the Offer Price, net to the seller in cash, without interest (less applicable taxes required to be withheld with respect to such vesting), payable in respect of Shares pursuant to the Merger Agreement; and (3)(A) any vesting conditions applicable to each outstanding restricted stock unit granted under the Stock Plans. (“Company RSU”), accelerated in full, and (B) each Company RSU was cancelled and entitled the holder of such Company RSU to receive (without interest), an amount in cash equal to (x) the number of Shares subject to such Company RSU immediately prior to the Effective Time multiplied by (y) the Offer Price, less applicable taxes required to be withheld with respect to such payment.

The aggregate consideration paid by Merger Sub in the Offer and Merger and the aggregate related fees and expenses totaled approximately $994.6 million, including the assumption of approximately $398.4 million of net debt.

The foregoing summary description of the Merger Agreement and related transactions does not purport to be complete and is qualified in its entirety by reference to the terms of the Merger Agreement, which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company with the SEC on April 16, 2021, and is incorporated by reference into this Item 2.01.

Item 3.01.  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the closing of the Merger, the Company (i) notified the NASDAQ Global Market (“NASDAQ”) on May 25, 2021 that the Merger was consummated and (ii) requested that NASDAQ (x) halt trading in the Shares for May 25, 2021 and suspend trading of the Shares effective May 25, 2021 and (y) file with the SEC a Form 25 Notification of Removal from Listing and/or Registration to delist and deregister the Shares under Section 12(b) of the Securities Exchange Act of 1934 (the “Exchange Act”). The Company intends to file a certification on Form 15 with the SEC to cause the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act to be suspended.

Item 3.03.  Material Modification to Rights of Security Holders.

The information disclosed under Item 2.01 and Item 5.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Redemption of Series B 8% Cumulative Preferred Stock

On May 25, 2021, immediately following the Merger, the Company gave notice of its intention to redeem all of its outstanding shares of its Series B 8% Cumulative Preferred Stock (the “Series B Preferred Stock”) (the “Series B Preferred Stock Redemption”). The Series B Preferred Stock Redemption is in accordance with the terms of the Certificate of Designation, Preferences and Rights of Series B 8% Cumulative Preferred Stock of the Company, dated as of December 3, 2008 (the “Series B Preferred Stock Designation”). There are 50,000 aggregate number of Series B Preferred Stock, or $50,000,000 aggregate liquidation preference, currently outstanding. The redemption date for the Series B Preferred Stock is June 14, 2021 (the “Series B Redemption Date”). Under the terms of the Series B Preferred Stock, the redemption price will be $1,000.00 per share, plus all accrued but unpaid dividends for such Series B Preferred Stock.

Redemption of 9.00% Series C Cumulative Redeemable Perpetual Preferred Stock

On May 25, 2021, immediately following the Merger, the Company gave notice of its intention to redeem all of its outstanding shares of its 9.00% Series C Cumulative Redeemable Perpetual Preferred Stock (the “Series C Preferred Stock”) (the “Series C Preferred Stock Redemption”). The Series C Preferred Stock Redemption is in accordance with the terms of the Certificate of Designations, Preferences and Rights of 9.00% Series C Cumulative Redeemable Perpetual Preferred Stock of the Company, dated as of February 11, 2019 (the “Series C Preferred Stock Designation”). There are 400,000 aggregate number of Series C Preferred Stock, or $40,000,000 aggregate liquidation preference, currently outstanding. The redemption date for the Series C Preferred Stock is June 24, 2021 (the “Series C Redemption Date”). Under the terms of the Series C Preferred Stock, the redemption price will be $100.00 per share, plus all accrued but unpaid dividends for such Series C Preferred Stock to, but not including, the Series C Redemption Date.

Redemption of 7.875% Senior Securities Due 2025 and Satisfaction and Discharge of the Indenture

On May 25, 2021, immediately following the Merger, the Company gave notice of its intention to redeem all of its outstanding $69,000,000 aggregate principal amount 7.875% Senior Securities due 2025 (CUSIP Number 369822 804) (the “Notes”) on June 24, 2021 (the “Notes Redemption Date”), at a redemption price equal to (a) 100% of the aggregate principal amount of the Notes to be redeemed; and (b) the excess, if any, of (A) the present value at the Notes Redemption Date of: (i) the redemption price of Note on October 31, 2022 (104.50% of the principal amount but excluding accrued and unpaid interest to the Notes Redemption Date) plus (ii) all remaining scheduled interest payments due on the Notes through October 31, 2022 (but excluding accrued and unpaid interest to the Notes Redemption Date), discounted to the Notes Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 50 basis points; over (B) the principal amount of the Notes on the Notes Redemption Date; plus, in either case of (a) or (b), accrued and unpaid interest, if any, to the Notes Redemption Date (subject to the right of Holders on the relevant record date to receive interest due on the relevant Interest Payment Date), in accordance with the terms of the Indenture, dated as of June 18, 2014 (the “Base Indenture”), among the Company and Wells Fargo Bank, National Association (“Wells Fargo”), as trustee and the Third Supplemental Indenture, dated as of October 27, 2020 (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), among the Company, The Bank of New York Mellon Trust Company, N.A., as Series Trustee (the “Trustee”), and Wells Fargo, as Original Trustee.

The Company has instructed the Trustee to distribute a notice of redemption to all registered holders of the Notes on May 25, 2021.  Copies of such Notice of Redemption and additional information relating to the procedure for redemption of the Notes may be obtained from the Trustee by calling 800-254-2826.

URNA has irrevocably deposited with the Trustee sufficient funds to fund the redemption of the Notes on the Notes Redemption Date. As a result, the Company has been released from its obligations under the Notes and the Indenture pursuant to the satisfaction and discharge provisions thereunder, effective as of May 25, 2021.

The notice of redemption does not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of any of the Notes in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Item 5.01.  Changes in Control of Registrant.

As a result of Merger Sub’s acceptance for payment of all Shares that were validly tendered and not properly withdrawn in accordance with the terms of the Offer and the consummation of the Merger pursuant to Section 251(h) of the DGCL on May 25, 2021, a change in control of the Company occurred and the Company now is a subsidiary of URNA.

The information disclosed under Item 2.01 and Item 3.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the terms of the Merger Agreement, at the Effective Time, all members of the Company’s board of directors were replaced by the directors of Merger Sub.

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the Effective Time, the Company’s certificate of incorporation and bylaws were amended and restated in their entirety.  Copies of the Company’s amended and restated certificate of incorporation and the Company’s amended and restated bylaws are attached as Exhibits 3.1 and 3.2, respectively, hereto, each of which are incorporated herein by reference.

Item 8.01.  Other Events.

On May 25, 2021, United Rentals, Inc., the parent corporation of URNA, issued a press release relating to the consummation of the Merger. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01   Financial Statements and Exhibits

Exhibit	Exhibit Description
2.1*
Agreement and Plan of Merger, dated as of April 15, 2021, by and among United Rentals (North America), Inc., UR Merger Sub VI Corporation and General Finance Corporation (incorporated by reference to Exhibit 2.1 of the Company’s Current Report on Form 8-K filed with the SEC on April 16, 2021).

3.1	Amended and Restated Certificate of Incorporation of General Finance Corporation
3.2	Amended and Restated Bylaws of General Finance Corporation
99.1	Press Release, issued on May 25, 2021, by United Rentals, Inc.

*Schedules omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL FINANCE CORPORATION
Dated: May 25, 2021	By:	/s/ CHRISTOPHER A. WILSON
Christopher A. Wilson
General Counsel, Vice President and Secretary